Exhibit 1A-2.1

STATE OF WYOMINGOffice of the Secretary of StateI, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certifythat the filing requirements for the issuance of this certificate have been fulfilled.CERTIFICATE OF ORGANIZATIONMartelInvest 1 LLCI have affixed hereto the Great Seal of the State of Wyoming and duly executed this officialcertificate at Cheyenne, Wyoming on this19thday ofOctober,2021at12:09 PM.Remainder intentionally left blank.Filed Online By:Wendy HefleyFiled Date: 10/19/2021Secretary of Stateon 10/19/2021Page 4 of 4

Wyoming Secretary of StateHerschler Bldg East, Ste.100 & 101Cheyenne, WY 82002-0020Ph. 307-777-7311Original ID: 2021-001044833For Office Use OnlyWY Secretary of StateFILED: Oct 19 2021 12:09PMLimited Liability CompanyArticles of OrganizationMartelInvest 1 LLCInCorp Services, Inc.Signature:Wendy HefleyDate:10/19/2021Print Name:Wendy HefleyTitle:OrganizerEmail:processing@incorp.comDaytime Phone #:800-246-2677The name of the limited liability company is:The name and physical address of the registered agent of the limited liability company is:The mailing address of the limited liability company is:The principal office address of the limited liability company is:The organizer of the limited liability company is:I.II.III.IV.V.1910 Thomes AveCheyenne, WY 820011887 WHITNEY MESA DR #9656Henderson, NV 890141887 WHITNEY MESA DR #9656HENDERSON, NV 89014Wendy Hefley3773 Howard Hughes Pkwy. Suite 500s, Las Vegas, NV 89169-6014Page 1 of 4

Signature:Wendy HefleyDate:10/19/2021Print Name:Wendy HefleyTitle:OrganizerEmail:processing@incorp.comDaytime Phone #:800-246-2677I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of thebusiness entity to which they pertain; and that the information I am submitting is true and correct to the best of myknowledge.I am filing in accordance with the provisions of the Wyoming Limited Liability Company Act, (W.S. 17-29-101 through17-29-1105) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).I intend and agree that the electronic submission of the information set forth herein constitutes my signature for thisfiling.I understand that the information submitted electronically by me will be used to generate Articles of Organization thatwill be filed with the Wyoming Secretary of State.I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.I acknowledge having read W.S. 6-5-308.W.S. 6-5-308. Penalty for filing false document.(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fineof not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of stateand willfully or knowingly:(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;(ii) Makes any materially false, fictitious or fraudulent statement or representation; or(iii) Makes or uses any false writing or document knowing the same to contain any materiallyfalse, fictitious or fraudulent statement or entry.By submitting this form I agree and accept this electronic filing as legal submission of my Articles ofOrganization.Filer Information:Wyoming Secretary of StateHerschler Bldg East, Ste.100 & 101Cheyenne, WY 82002-0020Ph. 307-777-7311Filer is:An IndividualAn OrganizationNotice Regarding False Filings: Filing a false document could result in criminal penalty andprosecution pursuant to W.S. 6-5-308.I consent on behalf of the business entity to accept electronic service of process at the email address provided withArticle IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).Page 2 of 4

Consent to Appointment by Registered AgentI have obtained a signed and dated statement by the registered agent in which theyvoluntarily consent to appointment for this entity.InCorp Services, Inc., whose registered office is located at1910 Thomes Ave, Cheyenne,WY 82001, voluntarily consented to serve as the registered agent forMartelInvest 1 LLC and hascertified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.Signature:Wendy HefleyDate:10/19/2021Print Name:Wendy HefleyTitle:OrganizerEmail:processing@incorp.comDaytime Phone #:800-246-2677Wyoming Secretary of StateHerschler Bldg East, Ste.100 & 101Cheyenne, WY 82002-0020Ph. 307-777-7311Page 3 of 4